            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Directors
FFTW Funds, Inc.:

We consent to the use of our report incorporated by reference herein and dated
February 28, 2005 with respect to the statements of assets and liabilities of
FFTW Funds, Inc. (comprising U.S. Short-Term, Limited Duration, Mortgage-Backed,
Worldwide, Worldwide Core, International, U.S. Inflation-Indexed and Global
Inflation-Indexed Hedged Portfolios), including the schedules of investments, as of December 31, 2004, and the related statements of operations for the year then ended, and the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended.

We also consent to the reference to our firm under the heading "Financial
Highlights Tables" in the Prospectus and "Independent Registered Public
Accounting Firm" in the Statement of Additional Information.

                                              /s/ KPMG

New York, New York
April 22, 2005